No.: Z1901LN15657602

Liquidity Loan Contract

(applicable to 531)

Bank of Communications

No.: Z1901LN15657602

Liquidity Loan Contract

Important Reminder

The borrower is requested to read the full text of this contract, especially the terms marked with ▲▲. If there is any doubt, please promptly ask the lender for explanation.

In view of the borrower's application for a liquidity loan credit line from the lender, this contract is established upon the agreement from the borrower and the lender to clarify the rights and obligations of the two parties.

Article 1 Definition

"Credit line" refers to the maximum amount of the loan balance (under the revolving quota) or the total loan amount (under the one-time quota) that the lender may issue to the borrower in accordance with this contract. The amount may be a revolving amount or a one-time quota according to the contract (can be used one-time only or used multiple times).

"Revolving quota" means that the borrower may apply for the use of the quota multiple times in accordance with this contract to obtain the loan, but the loan balance cannot exceed the agreed amount.

"One-time quota" means that the borrower may apply for the use of the loan in one or more times in accordance with the contract, but the total amount of the loan may not exceed the agreed amount.

"Loan balance" means the sum of the loan principal amount obtained by the borrower under this contract that has not yet been settled.

"Credit line balance" refers to the amount after deducting the loan balance (under the revolving quota) or the total loan amount (under the one-time quota) from the total credit line.

"Credit period" refers to the period during which the lender issues the loan to the borrower based on the borrower's application and the agreement of this contract. It is the period when a loan remains active rather than the loan term.

"Loan term" refers to the term of each loan determined by both parties in the corresponding "Application for the Use of the Bank of Communications' Loan Quota" (hereinafter referred to as "Application for the Use of Quota").

"Bank business day" and "business day" refer to when the bank opens for public business at the location to the lender, excluding statutory holidays and weekends (except for the days when the bank opens for public business due to holiday adjustments). If the dates for obligation fulfillment such as the loan date, repayment date, interest payment date and expiration date are not applicable to the bank business day, the corresponding date will be postponed accordingly to the next business day.

Terms such as related parties, connected transactions, and major individual investors have the same meaning as that in the "Accounting Standards for Business Enterprises No. 36-Disclosure by Related Parties" issued by the Ministry of Finance (Accounting [2006] No. 3) and subsequent amendments to the standards.

Article 2 Use of Quota

2. 1 When the borrower needs to use the quota, it should apply to the lender in at least 5 business days in advance. When applying, the borrower should fill out the "Application for the Use of Quota" and use the quota after review and approval by the lender.

▲▲ 2.2 The quota of each use should meet all of the following conditions:

(1) The loan balance (under the revolving quota) or the total loan amount (under the one-time quota) does not exceed the quota;

(2) The loan amount applied for does not exceed the balance of the quota;

(3) The application date and the loan issue date are within the credit period;

(4) The loan term and the maturity date of the loan are in accordance with this contract;

(5) The guarantee contract (if any) under this contract has entered into force and continues to be effective. If the guarantee contract is a mortgage contract and/or a pledge contract, the security property has been established and continues to be valid;

(6) When the borrower has completed the application for the loan, it must obtain the government approval, license, and registration required by law and the lender, and such license, approval or registration shall continue to be valid;

(7) After the contract takes effect, the borrower's operating status and financial status have not undergone any material adverse changes;

(8) The borrower's application meets the requirements of the relevant rules and regulations of the lender;

(9) The borrower has not acted in violation of the agreement stipulated in this contract;

(10) The payment method of the loan is in accordance with this contract. If the lender is entrusted to pay, the lender agrees to pay;

(11) Where a foreign currency loan is used, the borrower has provided supporting documents for the loan in compliance with relevant foreign exchange management policies, including but not limited to valid foreign exchange use certificates or registration documents;

(12) The borrower has designated special fund returning accounts and signed an account management agreement as required by the lender.

▲2.3 If the lender agrees to issue the loan, the final loan information is subject to the contents in the printed column of the "Application for the Use of Quota". The "Application for the Use of Quota" is used as the "Loan Certificate".

▲▲2.4 When the currency in the "Application for the Use of Quota" is inconsistent with the currency of the quota, the currency will be converted according to the daily exchange rate of the Bank of Communications at the beginning of the day only for the purpose of determining the quota balance. If there is no exchange rate that can be used directly, it shall be converted based on the exchange rate determined by the Bank of Communications in a reasonable manner.

▲▲2.5 After the borrower becomes the shareholder of the guarantor or its "actual controller" as defined in the "Company Law", the lender has the right to suspend or cancel the loan amount that the borrower has not used before the guarantor provides the lender a resolution indicating that the shareholders' meeting of the guarantor agrees to provide guarantee for the borrower.

Article 3 Calculation of Interest Rates and Payment of Interest

3.1 Basic rules for determining interest rates

3.1.1 The interest rate is agreed between the two parties in the "Application for the Use of Quota" after each use of the quota. Unless the parties agree on the specific value of the interest rate in the "Application for the Use of Quota", the specific interest rate of each loan will be based on the type of benchmark interest rate, the applicable date of the benchmark interest rate, and the magnitude of interest rate increase (decrease)/point value increase (decrease), interest rate floating rule, interest rate floating period, unit of interest rate floating period and start date (if required) for interest rate floating on a specific date stipulated in the corresponding "Application for the Use of Quota".

3.1.2 Types and definitions of "benchmark interest rate": (1) "benchmark interest rate of PBOC loan" refers to the benchmark interest rate of RMB loans for financial institutions issued by the People's Bank of China; (2) LPR quotes of Bank of Communications refer to the basic interest rate for loans quoted on the official website of Bank of Communications; (3) The average interest rate of the LPR quote refers to the loan base rate issued by the National Interbank Lending Center.

3.1.3 When the currency is RMB, daily interest rate = monthly interest rate/30, monthly interest rate = annual interest rate/12; when the currency is Hong Kong dollar, British pound and Australian dollar, daily interest rate = annual interest rate/365; when the currency is the US dollar, the Euro, the Japanese yen and other foreign currencies accepted by the lender, the daily interest rate = annual interest rate/360.

▲▲ 3.2 Lending rate

The lending interest rate at the time of each loan lending is determined based on the benchmark interest rate of the agreed "date applicable to benchmark rate" and the magnitude of floating interest increase (decrease)/increase (decrease) point of interest rate. Using the "date applicable to benchmark rate" as day T, the benchmark interest rate used to determine the lending rate of a loan is calculated according to the following rules:

When the benchmark interest rate is the benchmark interest rate of the People's Bank of China, the benchmark interest rate is the benchmark interest rate of the People's Bank of China applicable on day T;

When the benchmark interest rate is an LPR quote of the Bank of Communications, the benchmark interest rate is the LPR value released on the last business day before day T. When the LPR is not released on the last business day before day T, the benchmark interest rate is the LPR value released on the most recent business day before that date.

When the benchmark interest rate is the average interest rate of LPR quote, the benchmark interest rate is the LPR value released on the most recent business day before day T. When the LPR is not released on the most recent business day, the benchmark interest rate is the LPR value released on the most recent business day before that date.

3.3 Adjustment of interest rates

3.3.1 When a fixed interest rate is recorded in the "Application for the Use of Quota", the loan is executed according to this recorded interest rate during the loan term.

▲▲3.3.2 When a floating interest rate is recorded in the "Application for the Use of Quota", the date of loan interest rate adjustment for the loan is determined according to the interest rate floating rule, the interest rate floating period, the unit of interest rate floating period and start date (if required) for interest rate floating on a specific date stipulated in the corresponding "Application for the Use of Quota". The adjusted interest rate will be applied after the date of loan interest rate adjustment.

3. 3.2.1 In the case of adjustment of the benchmark interest rate during the loan term, the period of the loan interest rate adjustment will be calculated starting from the date of "entry date of loan into account" or "the starting date of floating interest on specific date" based on "floating according to the entry date of loan into account" or "floating according to the starting date of

floating interest on specific date" selected in the option of "interest rate floating rule". The number of cycles in which the interest rate floats is filled in the blank column for the cycles of floating interest rate, and the unit of interest rate floating cycles can be selected by day or by month. If the number of interest rate floating cycles is "1" and the unit of floating cycle is "by day", the date of benchmark interest rate adjustment is the date when the loan interest rate is adjusted. If the number of interest rate floating cycles is "3" and the unit of floating cycle is "by day", the date of loan interest rate adjustment is 3 days from the date of "entry date of loan into account" or "the starting date of floating interest on specific date". If the number of interest rate floating cycles is "1" and the unit of floating cycle is "by month", the date of loan interest rate adjustment is 1 month from the date of "entry date of loan into account" or "the starting date of floating interest on specific date". If the number of interest rate floating cycles is "3" and the unit of floating cycle is "by month", the date of loan interest rate adjustment is 3 months from the date of "entry date of loan into account" or "the starting date of floating interest on specific date", and so on.

3. 3. 2. 2 The loan interest rate on the date of loan interest rate adjustment is determined based on the benchmark interest rate on the date of loan interest rate adjustment. The magnitude of interest increase (decrease)/increase (decrease) point is unchanged except such changes are agreed by both parties. Taking the "date of loan interest rate adjustment" as day T, the benchmark interest rate used to determine the adjusted loan interest rate is determined according to the following rules:

When the benchmark interest rate is the benchmark interest rate of the People's Bank of China, the benchmark interest rate is the benchmark interest rate of the People's Bank of China applicable on day T;

When the benchmark interest rate is an LPR quote of the Bank of Communications, the benchmark interest rate is the LPR value released on the last business day before day T. When the LPR is not released on the last business day before day T, the benchmark interest rate is the LPR value released on the most recent business day before that date;

When the benchmark interest rate is the average interest rate of LPR quote, the benchmark interest rate is the LPR value released on the most recent business day before day T. When the LPR is not released on the most recent business day, the benchmark interest rate is the LPR value released on the most recent business day before that date.

▲▲3.3.3 when the "PBOC loan benchmark interest rate" is selected as the benchmark interest rate and if the adjusted PBOC loan benchmark interest rate is a floating rate or when the benchmark interest rate is abolished, the two parties will negotiate and adjust the loan interest rate separately, but the adjusted interest rate shall not be lower than the applicable interest rate at the time. If the two parties have not reached an agreement on the adjustment of interest rate 1

month after the date of PBOC adjustment, the lender has the right to declare that the loan has matured earlier.

If the "LPR quote of Bank of Communications" or the "average interest rate of LPR quote" is selected as the benchmark interest rate and if the relevant benchmark interest rate is cancelled according to regulatory requirements, the two parties will negotiate and adjust the interest rate of the loan separately, but the adjusted interest rate shall not be lower than the applicable interest rate at the time. If the two parties have not reached an agreement on the adjustment of interest rate 1 month after the date of PBOC adjustment, the lender has the right to declare that the loan has matured earlier.

▲▲ 3.3.4 Both parties can adjust the magnitude of interest increase (decrease)/increase (decrease) point of the corresponding loan interest rate after negotiation on the date of interest rate adjustment.

3.4 If the loan currency is RMB, the penalty interest rate of the overdue loan will increase by 50% from the agreed interest rate in this contract, and the penalty interest rate of misappropriated loan will increase by 100% from the agreed interest rate in this contract. If the floating rate loan is adjusted in accordance with the adjustment of the benchmark interest rate, the lender has the right to adjust the penalty interest rate applicable to each loan accordingly, and the new penalty interest rate will be calculated from the adjustment date of the loan interest rate agreed in the corresponding "Application for the Use of Quota".

3. 5 Calculation of interests

3.5.1 Normal interest = the interest rate stipulated in the contract × the amount of the loan × the number of days of loan occupancy.

The number of days of loan occupancy is calculated from the date of loan release (inclusive) to the maturity date (excluding), and the maturity date is postponed if it falls on a non-business day. The day of postponement is included in the loan occupancy period and the interest is still calculated according to the contract.

3.5.2 The penalty interest on overdue loans and misappropriated loans shall be calculated based on the amount of overdue or misappropriation and the actual number of days (from the date of overdue or misappropriation (inclusive) to the date on which the principal and interest are paid (excluding)).

3.5.3 In the event that the calculated interest/penalty interest rate is greater than two decimal places, the lender will retain the two decimal places by rounding off.

▲▲ 3.6 If the borrower repays the loan in advance or if the lender withdraws the loan prematurely according to the contract, the corresponding level of interest rate will not be adjusted and will still be the interest rate stipulated in this contract.

3. If the loan currency is a foreign currency, the determination and adjustment of the interest rate, as well as the penalty interest rate for overdue and misappropriated loan shall be subject to the provisions of Article 17 of this contract.

Article 4 Payment of Loans

4.1 If the loan issuance account designated by the borrower is a special loan issuance account opened with the lender, the issuance and payment of the loan shall be handled through this account. This account is only used for the issuance of loan funds and external payment. It can only be used for the certificate of "Billing Business Application" and is not allowed to apply for checks, money orders, bank acceptance drafts, etc. It may not be used for other settlements. When the borrower pays for or transfers the loan funds independently, such transactions must be handled at the counter of the bank branch where the account was opened. The deposit interest on this account is credited to the borrower's repayment account.

4.2 When the borrower proposes to use the loan according to the contract, it shall specify the payment method (either the lender is entrusted to pay or the borrower pays independently), and each payment can only adopt one payment method.

4.3 The lender's entrusted payment means that the lender can directly pay the loan funds through the borrower's account to the borrower's counterparty in accordance with the contractual purposes, according to the power of attorney for the borrower's entrusted payment.

If the amount of a single payment exceeds the self-payment limit or meets one of the provisions of Article 19.3, the loan entrusted payment method shall be adopted.

Where the lender is entrusted to pay, the borrower shall submit to the lender the application for quota use, the corresponding power of attorney for entrusted payment and other materials required by the lender (including but not limited to transaction documents such as commercial contracts, invoices and receipts). The amount of the loan to be used and the recipient of the payment (amount) all be clearly stated, and the amount of the loan to be used shall be equal to the total amount of the payment.

▲▲ If the borrower's proposed payment does not comply with this contract or the corresponding commercial contract or if there are any other defects, the lender has the right to refuse the payment and return the power of attorney for entrusted payment submitted by the borrower.

▲▲ If the lender agrees to pay but the payment cannot be made since the information provided by the borrower is incorrect or a refund is made, the borrower must resubmit the relevant documents and materials containing the correct information within the time limit specified by the lender. If the payment is delayed or unsuccessful due to above reasons, the lender will not be liable.

4.4 Borrower's independent payment means that the lender will release the loan funds to the borrower's account according to the contract, and the borrower will pay the borrower's counterparty in accordance with the contractual purposes.

If the borrower uses borrower's independent payment, the borrower must submit to the lender the application for quota use, the instructions for the use of the funds and other materials required by the lender. The borrower shall report the payment of the loan funds to the lender on time. The lender has the right to verify whether the loan payment conforms to the agreed use by means of account analysis, voucher inspection, on-site investigation, etc., and the borrower must cooperate with the lender's inspection.

Article 5 Repayment of Loans

5.1 The borrower shall repay the loan according to the repayment date and amount as stated in the corresponding Application for the Use of Quota.

▲▲5.2 The borrower cannot repay the loan in advance without the written consent of the lender.

▲▲ 5.3 The repayment arrangement of the principal and interest agreed by the borrower and the lender in the "Application for the Use of Quota" is a true meaning expressed on a voluntary basis after negotiation between the two parties. Under the repayment arrangement chosen by both parties, regardless of whether the principal is repaid before interest, the borrower's repayment obligation for interest payable is not affected and the borrower may not argue against the repayment of interest payable. Under any repayment arrangement, the borrower shall be responsible for the repayment of all principal and interest payable.

▲▲ 5.4 When the borrower's repayment (including the borrower's voluntary repayment and the lender's deduction of proceeds according to this contract) cannot fully settle the borrower's entire debt:

(1) It should be used first to settle the expenses that are due and not paid. If the principal and interest are overdue for less than 90 days, the balance after the fee is paid is used to offset the unpaid interest or penalty interest and compound interest that have matured, and then used to cover the unpaid principal that has matured; if the principal or interest is overdue for 90 days, the balance after the fee is paid is used to offset the unpaid principal that has matured, and then used to cover the unpaid interest or penalty interest and compound interest that have matured;

(2) When the borrower has multiple debts (including the debts of the borrower to the lender under other contracts), the lender has the right to determine the order of settlement of the debts of the borrower as long as the order of settlement does not violate the mandatory provisions of applicable laws, regulations, rules and related regulatory requirements applicable to the lender. The lender should inform the borrower of the outcome of the debt settlement, except as otherwise agreed by the parties for such matters.

Article 6 Statement and Guarantee of the Borrower

6.1 The borrower shall be legally established and legally existing, possess all necessary rights and capabilities, and be able to perform the obligations of this contract and bear civil liability in its own name.

6.2 Signing and execution of this contract is the true meaning of the borrower and have obtained all necessary consents, approvals and authorizations without any legal flaw.

6.3 The borrower's production and operation are legal and compliant. The borrower has the ability to continue to operate, has a legitimate source of repayment, does not involve significant environmental and social risks, and has no records of significant bad credits. The senior management of the borrower has no bad records.

6.4 All documents, statements, materials and information provided by the borrower to the lender during the signing and performance of this contract are true, accurate, complete and valid, and no information is hidden from the lender that may affect the borrower's financial status and repayment ability. The borrower's financial position has not undergone any material adverse changes since the date of its latest financial statements.

▲▲ 6.5 The borrower and its related parties are not enterprises or individuals in the sanctions list of the UN, EU or the United States, and are not located in countries and regions that are sanctioned by the UN, EU or the United States.

Article 7 Rights and Obligations of the Lender

7. 1 The lender has the right to recover the loan principal and interest (including compound interest and penalty interest for overdue and misappropriated loan) in accordance with this contract, to collect the fees payable by the borrower, and to recollect the loan in advance according to the borrower's fund collection status. The lender has can exercise its other rights as stipulated by legal provisions or this contract.

▲▲7.2 During the performance of this contract, the lender will only conduct a nominal review of the information provided by the borrower. The lender shall not be liable if the material provided by the borrower is untrue, inaccurate or incomplete, or if the borrower violates this contract so that the lender fails to complete the entrusted payment in a timely manner.

▲▲ 7. 3 The lender shall issue the loan and handle the payment according to the contract. If the lender fails to pay the loan or handle the payment on time due to any of the following reasons, the lender will not be liable, but the borrower will be notified in time: the borrower's designated lending account is frozen, the account of payment recipient is frozen, force majeure, communication or network failure, and system failure of the lender, etc., except as otherwise agreed in this contract.

Article 8 Obligations of the Borrower

8.1 The borrower shall repay the loan principal and interest rate according to the time, amount, currency and interest recorded in this contract and the corresponding Application for the Use of Quota.

If the borrower's designated fund collection account is used to collect the corresponding sales income or planned repayment funds, and if the corresponding sales income is settled in a non-cash manner, the borrower shall ensure that the funds are returned to the account in time after receiving the payment. The borrower should follow the lender's requirements to provide the information regarding the deposit and withdrawal of funds from the account.

8. 2 The borrower shall use the quota according to the purposes stipulated in this contract and use the loan according to the purpose determined by the corresponding "Application for the Use of Quota". The loan shall not be used for other purposes, fixed assets investment, equity investment, or any areas and purposes of production and operation prohibited by the government.

The borrower shall use the loan funds in accordance with the agreed method, and shall not evade the lender's entrusted payment by breaking up the entire payment into sub-payments; if the borrower pays independently, the borrower shall use the loan within a reasonable timeframe as required by the lender's supervisory authority. Payment of funds shall be in accordance with this contract.

▲▲ 8.3 The borrower shall bear the settlement fee (if any) of the loan fund payment (including the lender's entrusted payment and the borrower's independent payment), and the specific charges shall be calculated according to laws, regulations, rules, regulatory requirements and the valid List of Service Charges of the Bank of Communications issued by the lender.

The lending account is a special loan issuing account. When the loan fund is paid (including the lender's entrusted payment and the borrower's self-payment) to a receiving account that was not opened with the Bank of Communications, the fund payment may be processed through the PBOC payment system or the intra-city exchange system.

When the loan account is not a special loan issuance account and when the loan fund is paid (including the lender's entrusted payment and the borrower's self-payment) to a receiving account of another bank located in another city, all fund payment is handled through the PBOC payment system.

▲▲ 8.4 The borrower shall cooperate with the lender to manage the loan payment, to supervise and inspect the use of the loan and the operation of the borrower, and to timely provide the financial statements, loan capital usage records and materials, information of related parties and connected transactions, environmental and social risk reports, and other materials and

information required by the lender for post-loan risk management. The borrower shall ensure that all documents, materials and information provided are true, complete and accurate.

▲▲8.5 When the borrower experiences any of the following matters, it should notify the lender in writing at least 30 days in advance, and should not take any action before settling all loan principal and interest stipulated under this contract or providing a repayment plan and guarantee approved by the lender:

(1) Sell, donate, lease, lend, transfer, mortgage, pledge or use other means to dispose of all or most of the assets or important assets;

(2) Significant changes in the operating system or the form of property rights organization, including but not limited to the implementation of contracting, leasing, joint operation, corporate restructuring, joint-stock reform, corporate sales, mergers (acquisitions), joint ventures (cooperation), separation, establishment of subsidiary, equity transfer, transfer of property rights, capital reduction, etc.

(3) Foreign investment or increased debt financing exceeds the agreed limit.

▲▲8.6 The borrower shall notify the Lender in writing within 7 days of the occurrence or possible occurrence of the following:

(1) The borrower or its related parties amend their articles of association, change the business name of the company, change the items of industrial and commercial registration such as the legal representative (responsible person), residence, mailing address or business scope, or make decisions that have a significant impact on their finances and personnel;

(2) The borrower, its related party or guarantor intends to file for bankruptcy, or may or may have been filed for bankruptcy by its creditor;

(3) The borrower or its related parties involve major litigation, arbitration, administrative measures, or their main assets or the collateral under this contract are taken for property preservation or subject to other enforcement measures, the safety status of the main assets or collateral under this contract is affected or may be affected, or their value may be reduced or is reduced;

(4) The borrower or its related parties provide a guarantee to a third party and therefore experience a material adverse effect on their economic condition, financial condition or ability to fulfill its obligations under this contract;

(5) The borrower or its related parties sign a contract that has a significant impact on their business and financial conditions;

(6) The borrower pays off any outstanding debts in advance or prioritizes the settlement of other debts in maturity, adds collateral for other existing debts, etc., or makes any arrangements with similar effects or signs relevant documents;

(7) The borrower, its related parties or guarantor is suspended, closed down, disbanded, closed for internal rectification, or has its business licenses cancelled or revoked;

(8) The borrower or its related parties, the main individual investors of the borrower or its related parties, the legal representative (responsible person), director or the main manager of the borrower or its related parties are missing, have broken the law or violated regulations, have violated applicable exchange rules or have undergone abnormal changes;

(9) The borrower or its related parties have serious difficulties in operating, or their financial condition has deteriorated, or experienced other events that have a negative impact on the operation, financial condition, solvency or economic status of the borrower or its related parties;

(10) A connected transaction occurs and the transaction amount reaches or exceeds 10% of the recently audited net assets;

(11) Before all the debts under this contract have been settled, the borrower becomes or may become the shareholder of the guarantor or its "actual controller" as defined in the "Company Law";

(12) The borrower or its related parties are responsible for accidents or be exposed by the media due to violations of laws, regulations, regulatory requirements, national policies or industry standards;

(13) The borrower or its related parties have encountered a safety or environmental accident;

(14) The control relationship between the borrower and its related parties has changed;

(15) A major equity change has occurred to the borrower or related parties;

(16) The borrower's external auditor's audit opinion on its financial statements has not reached a standard unqualified opinion;

(17) The borrower is or may be investigated, punished or otherwise dealt with by the competent authority for violation of laws, regulations and/or regulatory requirements;

(18) The borrower or related parties are included in the sanction list of the UN, EU or US, or their countries and regions are included in the sanction list of the UN, EU or US;

(19) Other significant adverse events affecting the solvency of the borrower or its related parties.

▲▲8.7 When the guarantee stipulated in this contract experiences changes not conducive to the creditor's rights, the borrower shall promptly provide other guarantees approved by the lender upon request.

The term "changes" used in this article include but are not limited to: the guarantor's merger, division, suspension, closure, dissolution, suspension of business for rectification, revocation, revocation of business license, or application for or being applied for the bankruptcy of the guarantor; the guarantor's business or financial position is changed significantly, guarantor is involved in major litigation, arbitration, administrative measures, or property preservation or other enforcement measures for its main assets; the security status of the collateral is affected or may be affected; the value of the collateral is reduced or may be reduced or may be subject to property protection and other compulsory measures; the guarantor or its legal representative (responsible person) or key management personnel are involved in violation of law/regulations or violation of the applicable exchange rules; when the guarantor is an individual, the guarantor is missing or dead (declared death); the guarantor committed an act of breach of contract under the guarantee contract; the guarantor has a dispute with the borrower; the guarantor requests the termination of the guarantee contract; the guarantee contract has not become effective, has been invalidated or has been revoked; the collateral has not been established or is invalid; or other events affecting the security of the lender's claims.

▲▲8.8 Borrower's commitment: From the signing of the contract to when all the loan principal/interest and related expenses under this contract have been settled, the borrower's financial indicators, external agency rating and production operation qualification/license always conform to the provisions of the contract. If the borrower's production business qualification/license requires annual review, it shall pass the annual review on time.

8.9 The borrower guarantees to abide by the national laws, regulations and related policy requirements against money laundering. The borrower guarantees to not engage in activities involving money laundering and terrorist financing. The borrower guarantees to actively cooperate with the lender to carry out anti-money laundering tasks such as customer identification, archiving of transaction records, and reports for large sum and suspicious transactions.

8. The borrower guarantees that the borrower and the borrower's employees and agents do not provide, give, solicit or accept any form of material interest (including but not limited to cash, gift cards and travel) or other non-material benefits from the lender or lender's employees other than as agreed in this contract. The funds or services provided by the lender shall not be used in any form directly or indirectly for activities related to corruption or bribery; if the borrower is aware of any violation of this agreement, the lenders should be provided with clues and relevant information in a timely, truthful, complete and accurate manner, and the borrower shall cooperate for relevant matters according to the requirements of the lender.

▲▲ Article 9 Quota Adjustment, Early Loan Maturity and Risk Re-pricing

9.1 Any of the following events shall be deemed as "events for early loan maturity" of this contract:

(1) The borrower fails to repay the loan principal or interest according to any of the "Application for the Use of Quota" under this contract;

(2) The statements and warranties made by the borrower under this contract are untrue;

(3) Any matter that should be notified as set out in Article 8.6 actually occurs and has affected or may affect the security of the lender's claim;

(4) The changes in laws, regulations and regulatory policies that render the issuance of loans by the lender as agreed in this contract illegal or violating the regulations;

(5) When the borrower performs another contract with the lender or a contract with a third party, there is an act of violation or the debt may or may have been declared mature prematurely;

(6) The borrower violates other agreements in this contract.

9.2 When any "events for early loan maturity" occurs, the lender has the right to take one, more or all of the following measures:

(1) Reduce, suspend or cancel the quota under this contract;

(2) Stop issuing loans that the borrower has not yet applied for;

(3) Stop paying the loan that the borrower has applied for but has not used yet;

(4) Requiring the borrower to negotiate with the lender to replenish the conditions for loan issuance and payment within a limited timeframe;

(5) Requiring the borrower to change the payment method according to the requirements of the lender;

(6) Re-pricing of the risk of loan performance as stipulated in Article 9.3;

(7) Unilaterally declaring that the principal of the loan issued under the contract expires prematurely and requiring the borrower to immediately repay all due principal of the loan and settle the interest.

9.3 According to the production and operation of the borrower at the time of signing this contract, both parties have agreed on the interest rate and its adjustment stipulated in this contract. The borrower agrees that in the event of any "events for early loan maturity", the lender has the right to re-price the risk of loan performance in accordance with this Article.

9.3.1 Risk re-pricing includes two methods, i.e., re-pricing via negotiation and direct increase of loan interest rate. The risk re-pricing method adopted in this contract is stipulated by the two parties in Article 21.

9.3.2 "Re-pricing via negotiation" means that the lender has the right to require the borrower to negotiate with the lender to increase the loan interest rate within the timeframe. Two parties will determine the "re-pricing date" and specific terms of relevant interest rate by means of a supplementary agreement.

9.3.3 "Direct increase of loan interest rate" means that the lender has the right to directly increase the loan interest rate in accordance with this Article and Article 21.

9.3.3.1 From the "re-pricing date" notified to the borrower by the lender in writing, the increased loan interest rate will be applied to each loan that the borrower has not repaid as of the "re-pricing date".

9.3.3.2 When the loan currency is RMB and if the benchmark interest rate of each loan remains unchanged, the increased loan interest rate is determined according to the magnitude of interest increase (decrease)/increase (decrease) point agreed in Article 21 and the benchmark interest rate on the "re-pricing date".

With the "re-pricing date" is day T, the benchmark interest rate used to determine the raised loan interest rate is determined according to the following rules:

1. When the benchmark interest rate is the benchmark interest rate of the People's Bank of China, the benchmark interest rate is the benchmark interest rate of the People's Bank of China applicable on day T;

2. When the benchmark interest rate is an LPR quote of the Bank of Communications, the benchmark interest rate is the LPR value released on the last business day before day T. When the LPR is not released on the last business day before day T, the benchmark interest rate is the LPR value released on the most recent business day before that date;

3. When the benchmark interest rate is the average interest rate of LPR quote, the benchmark interest rate is the LPR value released on the most recent business day before day T. When the LPR is not released on the most recent business day, the benchmark interest rate is the LPR value released on the most recent business day before that date.

9.3.3.3 If the loan currency is a foreign currency, the raised loan interest rate shall be determined in accordance with the clause in Article 21.

9.3.4 After the lender performs risk re-pricing according to the foregoing agreement, the new interest rate will be executed starting from the "re-pricing date". On the basis of this interest rate, the floating rate adjustment is still carried out according to the provisions stipulated in Article 3

of this contract. If the two parties change the relevant agreement by consensus, the floating rate adjustment shall be executed according to the changed agreement. If the loan is overdue (including when the borrower fails to repay on time or when the loan is announced by the lender as expiring prematurely) or misappropriated, the penalty interest rate for overdue and misappropriated loans shall be determined on the basis of the new interest rate (including the adjusted floating interest rate as stipulated in this contract). The calculation for compound interest rate is also adjusted accordingly.

9.3.5 The implementation of "risk re-pricing" should not be considered or interpreted as a lender's waiver of other rights as stipulated by laws/regulations and this contract. The lender has the right to take other credit protection measures in accordance with laws/regulations and this contract, including but not limited to the measures agreed in Article 9.

▲▲Article 10 Breach of Contract

10. If the borrower fails to repay the loan principal in full or pay the interest on time, or if the borrower fails to use the loan in accordance with the contract, the lender shall charge the penalty interest rate for the overdue or misappropriated loans and compound interest for unpaid interest. If the penalty interest rates are adjusted according to the contract, the compound interest rate will be adjusted accordingly.

10.2 If the borrower fails to repay the loan principal and interest on time, it shall bear the collection fee, litigation fee (or arbitration fee), preservation fee, announcement fee, execution fee, lawyer's fee, travel expenses and other expenses incurred by the lender to realize its creditor's rights.

▲▲Article 11 Deduction Agreement

11.1 With the authorization of the borrower, when there is loan principal, interest, penalty interest, compound interest or other expenses due, the lender has the right to deduct the expenses from the funds in any account opened by the borrower at any branch of Bank of Communications for repayment.

11.2 After the fund deduction, the lender shall notify the borrower of the account number, the contract number, the No. of "Application for the Use of Quota", the amount of the deduction and the amount of the remaining debt.

11.3 When the proceeds from the fund deduction are insufficient to pay off the borrower's entire debts, the amount of the debts to be settled shall be determined in accordance with this contract.

11.4 If the currency of the deduced fund is inconsistent with the currency of the debt to be repaid, it shall be converted into the amount of the debt according to the exchange rate announced by the Bank of Communications at the time of fund deduction. If it is necessary to handle the

procedures for foreign exchange settlement, the borrower is obliged to assist the lender upon request, and the risk of exchange rate is borne by the borrower.

Article 12 Notice

12.1 The contact information (including the communication address, contact phone number, fax number, etc.) filled in by the borrower in the contract is all true and valid. In the event of any change in any contact information, the borrower shall immediately send/deliver the information of such changes in writing to the lender's mailing address shown in this contract. Such information changes will become effective after they are received by the lender.

12. 2 Unless otherwise expressly agreed in this contract, the lender has the right to deliver the lender's notice to the borrower by any of the means listed below. The lender has the right to choose the method of notification that it deems appropriate and is not liable for any errors, omissions or delays in delivery caused by mail post, fax, telephone or any other communication systems. When the lender chooses multiple notification methods at the same time, the faster one will prevail.

(1) Announcement, the delivery date is deemed to be the date when the lender issues the announcement via its website, online banking, telephone banking or business outlets;

(2) Designated delivery, the delivery date is deemed to be the date when the delivery is received and signed by the borrower;

(3) For postal mail (including express mail, regular mail, registered mail) sent to the borrower's latest address known by the lender, the delivery date is deemed to be the 3rd day (the same city)/5th day (different cities) after the date of postmark;

(4) For fax, mobile phone text messages or delivery via other electronic communications to the borrower's latest fax number known by the lender or the mobile phone number/e-mail address designated by the borrower, the date of sending the message is deemed as the delivery date.

12.3 The borrower agrees that unless the lender receives a written notice from the borrower regarding the change of the communication address, the borrower's address in this contract is the address for the court to serve judicial document and other written documents to the borrower. In the dispute resolution process of the contract, when the court delivers the judicial documents or other written documents to the borrower's latest mailing address known by the lender via post (including express mail, regular mail, or registered mail), the delivery date is deemed to be the date when the borrower signs the delivery certificate. If the borrower fails to sign the delivery certificate, the delivery date is deemed to be the 3rd day (the same city)/5th day (different cities) after the date of postmark.

Except for judgments, rulings, and reconciliation agreements, the court has the right to deliver any notice of the borrower through any communication method stipulated in Article 12.2.

The court has the right to choose the communication method it deems appropriate and is not liable for transmission errors, omissions or delays caused by postal mail, fax, telephone, telex or any other communication systems. When the court chooses multiple notification methods at the same time, the faster one will prevail.

▲▲Article 13 Information Disclosure and Confidentiality

13.1 For the undisclosed information and materials of the borrower acquired and known during the signing and implementation of this contract, the lender's use of relevant information and materials shall not violate laws, regulations and regulatory requirements, and the lender shall bear confidentiality obligations according to law. The lender shall not disclose such information and materials to third parties except in the following cases:

(1) Applicable laws and regulations require disclosure;

(2) The judicial department or regulatory agency requires disclosure in accordance with law;

(3) When the borrower fails to repay the principal of the loan and/or interest on time, and the lender need to disclose the information to the external professional consultant of the lender and allow the external professional consultant of the lender to use the information under confidentiality to reclaim creditor's rights;

(4) The borrower agrees or authorizes the lender to disclose it.

13.2 The borrower confirms that it has signed the "Authorization Letter for Credit Information Enquiry". The lender will search, use and maintain the borrower's credit information within the scope of the authorization.

13.3 In addition to the circumstances specified in Articles 13.1 and 13.2 of this contract, the borrower further agrees that Bank of Communications may use or disclose the borrower's information and materials, including but not limited to borrower's basic information, credit transaction information, bad credit information and other relevant information and materials, and the borrower is willing to bear all the consequences:

For business outsourcing agencies, third party service providers, other financial institutions and other institutions or individuals deemed necessary by the lender, including but not limited to other branches of Bank of Communications or subsidiaries partially or fully owned by Bank of Communications, disclose and allow them to use such information and materials under confidentiality for the following purposes: 1. To carry out bank credit business or related to bank credit business, such as promoting credit business of Bank of Communications, collecting borrowers' debts, and transfer the creditor's rights of the bank's credit business; 2. Allow the lender to provide or potentially provide the borrower with new products/services or further services.

The applicability of Article 13.3 shall be subject to the provisions of Article 24 of this contract.

Article 14: Applicable Law and Dispute Resolution

This contract adopts the laws of the People's Republic of China (the laws of Hong Kong, Macao and Taiwan are not included for the purpose of this contract). The dispute under this contract shall be brought to the court of competent jurisdiction of the lender, except as otherwise agreed in this contract. During the dispute, the parties shall continue to perform the uncontroversial terms.

Article 15: Validity and Composition of Contract

15.1 This contract shall become effective after it has been signed (or stamped) by the legal representative (responsible person) or authorized representative of the borrower and affixed with the official seal, and signed (or stamped) by the responsible person or authorized representative of the lender and affixed with the official seal.

15.2 The "Application for the Use of Quota" signed when using the quota stipulated in this contract and other relevant documents and materials are inseparable components of this contract.

15.3 The "Application for the Use of Quota" is a supplement to this contract. Except as otherwise stipulated in the "Application for the Use of Quota", the rights and obligations between the borrower and the lender as well as other related matters shall still be implemented in accordance with this contract.

Article 16: The Specific Description of the Quota

16.1 Currency of the quota: **RMB**; Amount in uppercase letters: **Five Million Yuan**; Can be used for ☑ RMB ☐ / (foreign currency); the quota is ☐ Revolving quota ☐ One-time quota (can be used in multiple times) ☑ One-time quota (one-time use only).

16.2 Quota is use for: business turnover.

16.3 The credit period is from **January 4, 2019 to January 4, 2020.**

Article 17: Interest Rate Agreement

When the loan currency is a foreign currency, the interest rate determination and adjustment as well as the penalty interest rates for overdue and misappropriated loan are agreed as follows:

/

Article 18: Account Agreement

18.1 The borrower has designated the following account as a loan issuance account, which ☐ Yes ☑Not a special loan issuance account opened by the borrower at the lender. If both parties agree

otherwise in the corresponding "Application for the Use of Quota", the agreement in the "Application for the Use of Quota" shall prevail.

Account Name: ACM Research (Shanghai) Inc.

Account Number: 310066865018010208452

Bank of Account: Bank of Communications Shanghai Zhangjiang Branch

18.2 Designated by the borrower:

(1) The loan repayment account is

Account Name: ACM Research (Shanghai) Inc.

Account Number: 310066865018010208452

Bank of Account: Bank of Communications Shanghai Zhangjiang Branch

(2) The fund collection account is:

Account Name: ACM Research (Shanghai) Inc.

Account Number: 310066865018010208452

Bank of Account: Bank of Communications Shanghai Zhangjiang Branch

Article 19: Specific Agreements for the Issuance, Payment and Repayment of Loans

19.1 The term of each loan released under this contract shall not be longer than **12 Months**, and the maturity date of all loans shall be no later than **July 4, 2020.**

19.2 The quota for independent payment made by the borrower under this contract is **Five Million Yuan** RMB.

19.3 The lender's entrusted payment is used when one of the following conditions is fulfilled:

/

/

19. If the borrower makes the payment independently, the borrower shall report the payment of the loan fund to the lender within / day after the loan is issued.

Article 20: Financial Restrictions, External Agency Ratings and Production and Operation Qualification/License

20.1 The borrower's foreign investment limit is **RMB 300 million**; the limit for increased debt financing is **RMB 300 million**.

20.2 Contractual agreement on borrower's financial indicators:

(1) /

(2) /

(3) /

20.3 Specific agreements on external agency ratings:

(1) /

(2) /

20.4 Specific agreement on borrower's production and operation qualification/license:

(1) /

(2) /

▲▲ Article 21: Specific Agreement on Risk Re-pricing

21.1 This contract adopts the risk re-pricing method in (1): **(1) re-pricing via negotiation**; (2) direct increase in loan interest rate.

21.2 When the method of "direct increase in loan interest rate" is adopted:

21.2.1 When the loan currency is RMB, the magnitude of interest increase (decrease)/increase (decrease) point is: □ Benchmark interest rate (no increase (decrease) point) □ Increase by % □ Decrease by % □ Add by % □ Reduce by %. If a loan has other agreements, the magnitude of interest increase (decrease)/increase (decrease) point shall be based on the records in the Application for the Use of Quota.

21.2.2 When the loan currency is a foreign currency, the raised loan interest rate is: /.

Article 22 Contact Information

The contact methods for the borrower to receive the notice stipulated in Article 12 include:

Mailing Address: Building 4, 1690 Cailun Road, China (Shanghai) Pilot Free Trade Zone

Recipient: Bi Anyun

Recipient: Bi Anyun

Postal code:

Phone: 021-50808868

Mobile phone: 13818946646

Fax:

Email address: anyun.bi@acmrcsh.com

Article 23: Number of Contracts

This contract has **Three** copies. Each of Party A, Party B and the guarantor (if any) keeps **One** copy.

Article 24: Other Agreed Matters

24.1 Both parties agree that Article 13.3 ☑ applies □ Does not apply to this contract.

24.2 The payment method of the loan under this contract shall be subject to the "Application for the Use of Quota" signed by the lender.

24.3 The lender will provide legally compliant VAT invoices in accordance with relevant laws and regulations. The specific time and method for delivering VAT invoices will be determined by both parties.

Borrower: ACM Research (Shanghai) Inc.

Legal representative (person in charge): HUI WANG

Legal address: Building 4, 1690 Cailun Road, China (Shanghai) Pilot Free Trade Zone

Lender: Bank of Communications Shanghai New District branch

Person in charge: Cai Yue

Mailing address: 260 Xin Jinqiao Road

The borrower has read through all the terms of the contract, and the lender has made a detailed explanation at the request of the borrower. When the borrower signs this contract, there is no doubt or objection to any content, and the borrower understands the meaning and legal consequences of the terms of the contract, especially the terms marked by ▲▲.

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Borrower (Official Seal)

ACM Research (Shanghai) Inc.

Legal representative (responsible person) or authorized representative (signature or stamp)

HUI WANG

Date of Signing: January 24, 2019

Lender: (Official Seal)

Bank of Communications, Shanghai New District branch

[Special Stamp for Credit Line Contracts]

Legal representative (responsible person) or authorized representative (signature or stamp)

Cao Pei

Date of Signing: January 24, 2019